Exhibit 21.0
                                  Subsidiaries

                                                                     Jurisdiction or State
           Subsidiaries                  Percentage of Ownership       of Incorporation
           ------------                  -----------------------       ----------------
Newberry Federal Savings Bank                     100%                   United States

Inter-Community Service Corporation(1)            100%                  South Carolina

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(1)   Wholly owned subsidiary of Newberry Federal Savings Bank